Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-153314, 333-146108 and 33-81976 on Form S-3, and Registration Statement Nos. 333-143554 and 333-141919 on Form S-8 of our report dated March 2, 2009, relating to the consolidated balance sheet of Texas Eastern Products Pipeline Company, LLC and subsidiaries at December 31, 2008, appearing in this Current Report on Form 8-K of TEPPCO Partners, L.P. dated March 5, 2009.

/s/  Deloitte & Touche LLP

Houston, Texas
March 5, 2009